CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of The Diversified Investors Funds Group II on Form N-1A of our reports dated February 29, 2008, relating to the financial statements and financial highlights of The Diversified Institutional Funds Group, The Diversified Institutional Strategic Allocation Funds and Diversified Investors Portfolios, and our report dated February 29, 2008, relating to the financial statements and financial highlights of the S&P 500 Index Master Portfolio, which appear in the 2007 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 29, 2008 relating to the financial statements and financial highlights of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which appear in the 2007 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
New York, New York
April 29, 2008